Exhibit 99.1

Contact:

Wuhan General Group (China), Inc.

Mr. Philip Lo, CFO

Phone: + 86-27-5970-0067 (China)

http://www.wuhangeneral.com

CCG Investor Relations

Mr. Crocker Coulson, President

Phone: +1-646-213-1915 (New York)

Email: crocker.coulson@ccgir.com

Ms. Linda Salo, Financial Writer

Email: linda.salo@ccgir.com

Phone +1-646-922-0894 (New York)

www.ccgirasia.com

Wuhan General Appoints New Chief Financial Officer

Wuhan, Hubei Province, P.R.C. January 13, 2010 – Wuhan General Group (China), Inc. (Nasdaq: WUHN) (“Wuhan General” or the “Company”), a leading manufacturer of industrial blowers and turbines in China, operating through its subsidiaries, Wuhan Blower Co., Ltd. (“Wuhan Blower”), Wuhan Generating Equipment Co., Ltd. (“Wuhan Generating”) and Wuhan Xingelin Machinery Equipment Manufacturing Co., Ltd. (“Wuhan Xingelin”), announced today the appointment of Mr. Philip Tsz Fung Lo as the Company’s new Chief Financial Officer and Treasurer, effective as of January 12, 2010. Mr. Lo replaces Mr. Haiming Liu, who resigned as the Company's Chief Financial Officer for family reasons on January 11, 2010.

Since December 2007, Mr. Lo has served as the Managing Director of AW Financial Consultancy Limited, which is in the business of providing financial consulting services. From December 2007 to January 2009, Mr. Lo served as the Chief Financial Officer of Wuhan Zhongye Yangluo Heavy Machinery Co., Ltd., which produces and manufactures steel products in China. From June 2006 to December 2007, Mr. Lo was employed as an Auditing Senior Manager at Albert Wong & Co., a professional accounting firm based in Hong Kong. From December 2005 to April 2006, Mr. Lo served as the Accounting Manager at Ligo Silicone Rubber Technology China, Ltd. Mr. Lo served as the Financial Director of Hang Chi Enterprise Co., Ltd., the holding company of the Wah Fung Group, which is in the knitted fabric manufacturing business, from 1994 to 2005. Mr. Lo received his diploma in accountancy from Hong Kong Shue Yan College in 1989 and a Degree of Bachelor of Commerce in Accountancy with Merit from the University of Wollongong in Australia in 1992. In 1994, Mr. Lo received his CPA Programme of Australian Society of CPAs, Core I, Core II, Management Accounting, and Management Information System & Treasury. Mr. Lo is fluent in English, Mandarin and Cantonese.

“We are very pleased to welcome Mr. Lo to our management team. His prior experience as Chief Financial Officer and his extensive experience in other financial management positions in several Chinese manufacturing companies will be a major asset to Wuhan General as we move to the next stage of our strategic growth plan,” said Mr. Xu Jie, Chief Executive Officer of Wuhan General. “I also would like to thank Mr. Liu for his contributions as Chief Financial Officer and wish him great success in his future endeavors.”

About Wuhan General Group (China), Inc.

Through its subsidiaries, Wuhan Blower, Wuhan Generating and Wuhan Xingelin, Wuhan General is the leading manufacturer of industrial blowers and turbines in China and the Company is based in Wuhan, Hubei Province, China. Wuhan Blower is a China-based manufacturer of industrial blowers that are principal components of steam-driven electrical power generation plants. Wuhan Generating is a China-based manufacturer of industrial steam and water turbines used for electricity generation in coal, oil, nuclear and hydroelectric power plants. Wuhan Xingelin manufactures silencers, connectors and other general parts for industrial blowers and electrical equipment and produces general machinery equipment. The Company’s primary customers are from the iron and steel, power generation, petrochemical and other industries. Lead by a strong management team, Wuhan General is well recognized for its technological sophistication and quality construction of blowers and turbines. For more information, please visit www.wuhangeneral.com.

Safe Harbor Statement

Certain statements in this press release, including statements regarding our future growth and the abilities of our new Chief Financial Officer, may be forward-looking in nature or “forward-looking statements,” as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to vulnerability of our business to general economic downturn, operating in the People’s Republic of China (PRC) generally and the potential for changes in the laws of the PRC that affect our operations, our failure to meet or timely meet contractual performance standards and schedules and other factors that may cause actual results to be materially different from those described in such forward-looking statements. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Wuhan General’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting Wuhan General will be those anticipated by the Company. Wuhan General undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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